                                                                    EXHIBIT 23.2





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Tele-Communications, Inc.:


We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-57409, 33-57469, 33-59121, 33-63139,
33-64127, 33-65479, 33-65493, 33-65497, 333-00265, 333-00717, 333-00765,
333-00835, 333-06723, 333-07615 and 333-19813) on Form S-3, the Registration
Statement (No. 33-65311) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-57635, 33-60839, 33-60843, 33-64827, 33-64829, 33-64831,
33-65483, 33-65485, 33-65487, 333-06177, 333-06179, 333-16025 and 333-16027) on
Form S-8 of Tele-Communications, Inc. of our report dated March 24, 1997, relating to the combined balance sheets of TCI Group as of December 31, 1996 and 1995, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Tele-Communications, Inc. Our report covering the combined financial statements refers to the effects of not consolidating TCI Group's interest in Liberty Media Group for all periods that TCI Group has an interest in Liberty Media Group.



                                                 /s/ KPMG Peat Marwick LLP
                                                 KPMG Peat Marwick LLP



Denver, Colorado
March 27, 1997